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                                                                  Exhibit 3.1

                           FOURTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   PICIS, INC.

     PICIS, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is PICIS, Inc. The date of the filing of the original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 5, 2000 (the "Original Certificate").

     2. This Fourth Amended and Restated Certificate of Incorporation (this "Certificate") amends and restates the provisions of the Third Amended and Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on August 30, 2005, as amended (the "Third Amended and Restated Certificate"), and was duly approved and adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL").

     3. The text of the Third Amended and Restated Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

                                    ARTICLE I

     The name of the Corporation is PICIS, Inc.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

                                  CAPITAL STOCK

     The total number of shares of capital stock which the Corporation shall have authority to issue is 130,000,000 shares, of which (i) 125,000,000 shares shall be a class designated as

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common stock, par value $0.01 per share (the "Common Stock"), and (ii) 5,000,000 shares shall be a class designated as undesignated preferred stock, par value $0.01 per share (the "Undesignated Preferred Stock").

     The number of authorized shares of the class of Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Undesignated Preferred Stock (except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

     The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

                                 A. COMMON STOCK

     Subject to all the rights, powers and preferences of the Undesignated Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Undesignated Preferred Stock):

               (a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the "Directors") and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

               (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof;

               (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock; and

               (d) the holders of the Common Stock shall have the preemptive rights in Article X of this Certificate; provided, however, that in accordance with Section 7 of Article X, such preemptive right shall be of no further force or effect and the holders of Common Stock shall not have any rights under
Article X from and after the effectiveness of a registration statement under the Securities Act of 1933, as amended from time to time, relating to an initial public offering of the Corporation's Common Stock in which the net proceeds (after


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underwriting discounts and commissions) equal at least $50,000,000 and in which the underwriting is lead managed by a nationally recognized investment banking firm (a "Qualified IPO").

                         B. UNDESIGNATED PREFERRED STOCK

     The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

                                    ARTICLE V

                               STOCKHOLDER ACTION

     1. Action without Meeting. Except as otherwise provided herein, any action required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

     2. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

                                   ARTICLE VI

                                    DIRECTORS

     1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     2. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the "By-laws") shall so provide.

     3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders after their election.


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Notwithstanding the foregoing, Directors shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Certificate, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

     4. Vacancies. Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

     5. Removal. Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.


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                                   ARTICLE VII

                             LIMITATION OF LIABILITY

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

     1. Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

     2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.

                                   ARTICLE IX

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of


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each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate.

                                    ARTICLE X

                                PREEMPTIVE RIGHTS

     1. Preemptive Rights. Except as provided in Sections 2, 3, 5, 6 and 7 of this Article X the holders of the Common Stock shall have a preemptive right, granted on terms and conditions prescribed by the Board of Directors to provide a period of at least twenty (20) days to exercise the right, to acquire proportional amounts of shares of Common Stock or other securities convertible into shares of the Common Stock upon the decision of the Board of Directors to issue such shares or other securities.

     2. Waiver. A holder of Common Stock may waive the rights created under this
Article X with respect to any category of securities to be issued by the Corporation and/or with respect to any securities to be issued by the Corporation in any transaction or series of transactions. A written waiver is irrevocable even if it is not supported by consideration. Holders of Common Stock holding not less than two-thirds (2/3) of the issued and outstanding shares of Common Stock may waive, on behalf of all of the holders of Common Stock, the rights created under this Article X with respect to any category of securities to be issued by the Corporation and/or with respect to any securities to be issued by the Corporation in any transaction or series of transactions. A majority of the Board of Directors, may at any time waive, on behalf of all the holders of Common Stock, and without the approval required under this Section 2 of Article X hereof, the rights created under this Article X with respect to any category of securities to be issued by the Corporation and/or with respect to any securities to be issued by the Corporation in any transaction or series of transactions.

     3. Exceptions. There is no preemptive right with respect to any of the following:

          (a) Securities issued to satisfy conversion or option rights under any options, warrants, convertible securities and/or other instruments of the Corporation outstanding as of the effective date this Certificate;

          (b) Securities issued as compensation to directors, officers, employees, agents and/or consultants of the Corporation and/or its Affiliates (as defined below);

          (c) Securities issued to satisfy conversion or option rights created to provide compensation to directors, officers, employees, agents and/or consultants of the Corporation and/or its Affiliates;

          (d) Securities issued for other than money or an obligation to pay money;


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          (e) Treasury shares;

          (f) Securities issued in a Qualified IPO;

          (g) Securities issued to any vendor, distributor, customer or other person with which the Corporation otherwise transacts business in connection with and in partial consideration for the execution and delivery of any agreement in contemplation of continued business transactions between the Corporation and such person;

          (h) Shares of Common Stock issued under Article XI, hereof; and

          (i) Shares of Common Stock issued as described in the Corporation's Confidential Offering Memorandum dated July 15, 2005 and shares of Common Stock issued under the Investment Agreement dated as of July 14, 2005 by and among the Corporation, The 1818 Fund III, L.P., Camden Partners Strategic Fund III, L.P., Camden Partners Strategic Fund III-A, L.P., Cahill Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P.

          For purposes hereof, an "Affiliate" of the Corporation means any other person or entity controlling, controlled by and/or under common control with the Corporation, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, contract or otherwise.

     4. Sales to Third Parties. If securities subject to preemptive rights under this Article X are not acquired by the holders of Common Stock, the Corporation may issue the securities to any person for six months after being offered to the holders of Common Stock at a consideration set by the Board of Directors that is not lower than the consideration set for the exercise of preemptive rights pursuant to this Article X. Any offer at a lower consideration or after the expiration of six months shall be subject to the preemptive rights under this
Article X.

     5. Accredited Investors. Section 1 of this Article X notwithstanding, if the Corporation shall offer securities for sale without registration under the Securities Act in reliance on any exemption from registration thereunder, a holder of Common Stock shall not have preemptive rights under this Article X with respect to the securities issued in such offering unless such holder of Common Stock is able to establish to the reasonable satisfaction of the Corporation that such holder of Common Stock qualifies as an "Accredited Investor" (or any successor defined term) as defined from time to time by the Securities and Exchange Commission of the United States.

     6. Violation of Law. A holder of Common Stock shall not have any rights under this Article X with respect to any securities to be issued by the Corporation if offering or issuing such securities to such holder of Common Stock would be reasonably likely to cause the Corporation to violate any rule, regulation or law applicable to the Corporation.


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     7. IPO. This Article X shall be of no further force or effect and holders of Common Stock shall not have rights hereunder from and after a Qualified IPO.

                                   ARTICLE XI

                   TREATMENT OF RECLASSIFIED PREFERRED SHARES

     At and as of the time at which the Third Amended and Restated Certificate became effective under the General Corporation Law of the State of Delaware, (the "Reclassification Effective Time") each then issued and outstanding share of the Corporation's Series A1 Participating Convertible Preferred Stock, Series A2 Participating Convertible Preferred Stock, Series B Participating Convertible Preferred Stock and Series C Participating Convertible Preferred Stock (collectively, the "Reclassified Preferred Shares") was reclassified into shares of Common Stock on the terms set forth therein. From and after the Reclassification Effective Time, and until surrendered as contemplated by this
Article XI, certificates which immediately prior to the Reclassification Effective Time represented shares of the Corporation's Reclassified Preferred Stock shall be deemed to represent only the right to receive a certificate representing the shares of Common Stock into which such shares of the Reclassified Preferred Stock are reclassified hereunder. Upon surrender to the Corporation by the holder thereof of any certificates representing shares of the Reclassified Preferred Stock outstanding at the Reclassification Effective Time, duly endorsed in blank by the holder thereof, the Corporation shall deliver to such holder a certificate representing the shares of the Common Stock into which such shares of the Reclassified Preferred Stock have been reclassified.

                                  [End of Text]


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     THIS FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this 6th day of November, 2006.

                                       PICIS, INC.


                                       By: /s/ Todd C. Cozzens
                                           -------------------------------------
                                           Todd C. Cozzens
                                           President and Chief Executive Officer


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